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                Flag Investors Real Estate Securities Fund, Inc.
                         Rule 18f-3 Multiple Class Plan
                                       for
     Flag Investors Class A, Flag Investors Class B, Flag Investors Class C
                     and Flag Investors Institutional Shares

                            Adopted December 13, 1995
                         Amended through March 26, 1997
                    With exhibits through September 28, 1998

I. Introduction.

         A. Authority. This Rule 18f-3 Multiple Class Plan (the "Plan") has been adopted by the Board of Directors (the "Board") of Flag Investors Real Estate Securities Fund, Inc. (the "Fund"), including a majority of the Directors of the Fund who are not "interested persons" of the Fund (the "Independent Directors") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"),

         B. History. The Fund is entitled to rely on an exemptive order dated December 30, 1994, which amended and supplemented prior multi-class exemptive orders dated August 27, 1985 and February 27, 1987, respectively, (Inv. Co. Act Releases Nos. IC-20813, IC-14695 and IC-15592, respectively) (collectively, the "Order"). On December 13, 1995, the Fund elected to rely on Rule 18f-3 rather than the Order, as permitted by Rule 18f-3 subject to certain conditions, and created a multiple class distribution arrangement for two classes of shares of the common stock of the Fund's one existing series (the "Series"). The multiple class distribution arrangement will be effective on the date of effectiveness of the post-effective amendment to the Fund's registration statement that incorporates the arrangement. The multi-class distribution arrangement will apply to all existing (Flag Investors Class A, Flag Investors Class B, Flag Investors Class C and Flag Investors Institutional) and future classes of Fund shares. The Flag Investors Class A Shares and Class B Shares have been offered since the Fund's inception on January 3, 1995. The Flag Investors Institutional Shares have been offered since January 20, 1997. The Flag Investors Class C Shares have not yet been offered.

         C. Adoption of Plan; Amendment of Plan; and Periodic Review. Pursuant to Rule 18f-3, the Fund is required to create a written plan specifying all of the differences among the Fund's classes, including shareholder services, distribution arrangements, expense allocations, and any related conversion features or exchange options. The Board has created the Plan to meet this requirement. The Board, including a majority of the Independent Directors, must periodically review the Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Series covered by the Plan. This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each additional class of shares approved by the Fund's Board of Directors. Before any material amendment of the Plan, the Fund is required to obtain a finding by a majority of the Board, and a majority of the Independent Directors, that the Plan as proposed to be amended, including the expense allocations, is in the best interests of each class individually and the Fund as a whole.


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II. Attributes of Share Classes

         A. The rights of each existing class of the Fund are not being changed hereby, and the rights, obligations and features of each of the classes of the Fund shall be as set forth in the Fund's Articles of Incorporation and Bylaws, as each such document is amended or restated to date, the resolutions that are adopted with respect to the classes of the Fund and that are adopted pursuant to the Plan to date, and related materials of the Board, as set forth in Exhibit A hereto.

         B. With respect to any class of shares of a Series, the following requirements shall apply. Each share of a particular Series shall represent an equal pro rata interest in the Series and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that (i) each class shall have a different class designation (e.g., Class A, Class B, Class C, etc.); (ii) each class of shares shall separately bear any distribution expenses in connection with the plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), if any, for such class (and any other costs relating to obtaining shareholder approval of the Rule 12b-1 Plan for such class, or an amendment of such plan) and shall separately bear any expenses associated with any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement, if any, entered into with respect to that class; (iii) holders of the shares of the class shall have exclusive voting rights regarding the Rule 12b-1 Plan relating to such class (e.g., the adoption, amendment or termination of a Rule 12b-1 Plan), regarding the servicing agreements relating to such class and regarding any matter submitted to shareholders in which the interests of that class differ from the interests of any other class; (iv) each new class of shares may bear, to the extent consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operation that are directly attributable to such class ("Class Expenses")(1); and (v) each class may have conversion features unique to such class, permitting conversion of shares of such class to shares of another class, subject to the requirements set forth in Rule 18f-3.


III. Expense Allocations

            Expenses of each class created after the date hereof must be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement, if any, relating to each respective class of shares (including any costs relating to implementing such plans or any amendment thereto) will be borne exclusively by that class;

------------------
(1) Class Expenses are limited to any or all of the following: (i) transfer agent fees identified as being attributable to a specific class of shares, (ii) stationery, printing, postage, and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class, (iii) Blue Sky registration fees incurred by a class of shares, (iv) SEC registration fees incurred by a class of shares, (v) expenses of administrative personnel and services as required to support the shareholders of a specific class, (vi) directors' fees or expenses incurred as a result of issues relating solely to a class of shares, (vii) account expenses relating solely to a class of shares,
(viii) auditors' fees, litigation expenses, and legal fees and expenses relating solely to a class of shares, and (ix) expenses incurred in connection with shareholder meetings as a result of issues relating solely to a class of shares.


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(ii) any incremental transfer agency fees relating to a particular class will be borne exclusively by that class; and (iii) Class Expenses relating to a particular class will be borne exclusively by that class.

            The methodology and procedures for calculating the net asset value and dividends and distributions of the various classes of shares of the Fund and the proper allocation of income and expenses among the various classes of shares of the Fund are required to comply with the Fund's internal control structure pursuant to applicable auditing standards, including Statement on Auditing Standards No. 55, and to be reviewed as part of the independent accountants' review of such internal control structure. The independent accountants' report on the Fund's system of internal controls required by Form N-SAR, Item 77B, is not required to refer expressly to the procedures for calculating the classes' net asset values.




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                                 BOARD APPROVALS

                                                        Date Approved: June 1994

    Approval of Distribution Agreement, Plan of Distribution and Form of Sub-Distribution Agreement

         RESOLVED, that the proposed Distribution Agreement, between the Fund and Alex. Brown & Sons Incorporated for distribution of the Fund's shares be, and the same hereby is, approved, and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to enter into and execute such Distribution Agreement with such modifications as said officers shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body;

         FURTHER RESOLVED, that the proposed Plan of Distribution (the "Plan") is determined to be reasonably likely to benefit the Fund and its shareholders;

         FURTHER RESOLVED, that the Plan be, and the same hereby is, approved;

         FURTHER RESOLVED, that the proposed form of Sub-Distribution Agreement be, and the same hereby is, approved.


                                                   Date Approved: September 1994

  Resolutions of Board Re-designating Flag Investors Shares as Class A Shares;
    Designating Class B Shares; Authorizing Filing of Articles Supplementary;
        Approving Class B Distribution Agreement and Plan of Distribution

         FURTHER RESOLVED, that the shares of common stock, par value $.001 per share, of Flag Investors Real Estate Securities Fund, Inc., previously designated as the "Flag Investors Real Estate Securities Fund Shares" be, and they hereby are, further designated as the "Flag Investors Class A Shares"

         FURTHER RESOLVED, that an additional class of shares of Flag Investors Real Estate Securities Fund, Inc. (the "Fund") be, and hereby is, classified and designated as the "Flag Investors Class B Shares" (the "Class B Shares") and that unissued shares of common stock, par value $.001 per share of the Fund be, and the same hereby are, reclassified as follows:


TOTAL # OF SHARES       CLASS A              CLASS B              UNCLASSIFIED
-----------------      ---------            ---------             ------------
   10,000,000          7,000,000            2,000,000               1,000,000


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         FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed to file articles supplementary to the Fund's Articles of Incorporation and to take such other action as may be necessary to designate and reclassify shares in the foregoing manner.

         RESOLVED, that the Distribution Agreement between the Fund and Alex. Brown & Sons Incorporated for the Class B Shares be, and the same hereby is, approved;

         FURTHER RESOLVED, that the Plan of Distribution for the Class B Shares of the Fund is determined to be reasonably likely to benefit the Fund and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for similar plans;

         FURTHER RESOLVED, that said Plan be, and the same hereby is, approved.

                                                     Approved: December 18, 1996


                          Resolutions of Board Creating
                          Institutional Class of Shares


         RESOLVED, that the total number of shares of common stock, par value $.001 per share, that Flag Investors Real Estate Securities Fund, Inc. is authorized to issue is hereby increased from ten million (10,000,000) to fifteen million (15,000,000) and that from such amount, five million (5,000,000) authorized and unissued shares be, and hereby are, designated and classified as the "Flag Investors Real Estate Securities Fund Institutional Shares";

         FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed to file Articles Supplementary to the Fund's Articles of Incorporation to effectuate the increase in authorized shares and to designate and classify the new class;

         FURTHER RESOLVED, that any filings previously made and any actions previously taken by the appropriate officers of each Fund in connection with the establishment and registration of the new class be, and they hereby are ratified, confirmed and approved as the act and deed of such Fund.


                                                     Approved: December 18, 1996


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                       Approval of Distribution Agreements
                   for New Flag Investors Institutional Shares


         FURTHER RESOLVED, that the Distribution Agreement between Flag Investors Real Estate Securities Fund, Inc. and Alex. Brown & Sons Incorporated for the Flag Investors Institutional Shares of said Fund be, and the same hereby is, approved;

         FURTHER RESOLVED, that the proper officers of Flag Investors Real Estate Securities Fund, Inc. be, and each of them hereby is, authorized and directed to enter into and execute the Distribution Agreement on behalf of the Fund, and to take all other actions that such officer deems necessary or appropriate in connection with the execution of such agreement, the taking of any action to establish conclusively such officer's authority therefore and the approval and ratification thereof by the Fund.


                                                        Approved: March 26, 1997

                       Approval of Amended Rule 18f-3 Plan


         RESOLVED, based upon information presented to the Board of Directors of Flag Investors Real Estate Securities Fund, Inc. (the "Fund"), that the Directors, including a majority of the Directors who are not "interested persons" of the Fund, have determined that the Fund's amended Rule 18f-3 Plan, including the expense allocation described therein, is in the best interests of the Fund and each of its classes;

         FURTHER RESOLVED, that the amended Rule 18f-3 for the Fund be, and hereby is, approved, in substantially the form presented to this meeting; and

         FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed to take any and all actions necessary or appropriate to cause the amended Rule 18f-3 Plan to be filed with the Securities and Exchange Commission.


                                                        Approved: August 4, 1997

                     Approval of Distribution Agreements for
                All Classes of Real Estate Securities Fund, Inc.

         RESOLVED, that ICC Distributors, Inc. ("ICC ") be, and it hereby is, appointed distributor for all classes of Alex. Brown Cash Reserve Fund, Inc., Flag Investors Telephone Income Fund, Inc., Flag Investors International Fund, Inc., Flag Investors Emerging Growth Fund, Inc., Flag Investors Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund, Inc., Flag Investors Maryland Intermediate Tax-Free Income Fund, Inc., Flag Investors Real Estate Securities Fund, Inc. and Flag Investors Equity Partners Fund, Inc., and for the Flag Investors classes of each of Managed Municipal Fund, Inc. and Total Return U.S. Treasury Fund, Inc., such appointment to be effective upon the consummation of the merger of Alex. Brown Incorporated with and into a subsidiary of Bankers Trust New York Corporation (the "Merger"), or at such other time as the proper officers of the Fund shall determine;

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                  FURTHER RESOLVED, that the proposed Distribution Agreement between Alex. Brown Cash Reserve Fund, Inc. and ICC Distributors, Inc. with respect to all shares except the Flag Investors Shares be, and the same hereby is, approved in substantially the form presented to this meeting and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to negotiate, enter into and execute such Distribution Agreement with such modifications as said officers in consultation with counsel shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body;

                  FURTHER RESOLVED, that the proposed Distribution Agreement between Alex. Brown Cash Reserve Fund, Inc., Flag Investors Telephone Income Fund, Inc., Flag Investors International Fund, Inc., Flag Investors Emerging Growth Fund, Inc., Total Return U.S. Treasury Fund, Inc. (for Flag Investors Shares), Managed Municipal Fund, Inc. (for the Flag Investors Shares), Flag Investors Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund, Inc., Flag Investors Maryland Intermediate Tax-Free Income Fund, Inc., Flag Investors Real Estate Securities Fund, Inc., and Flag Investors Equity Partner Fund, Inc., and ICC Distributors, Inc. be, and the same hereby is, approved in substantially the form presented to this meeting and that the appropriate officers of the Funds be, and they hereby are, authorized and directed to negotiate, enter into and execute such Distribution Agreement with such modifications as said officers in consultation with counsel shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body.

                                                        Approved: August 4, 1997

       Approval of Plans of Distribution for Flag Investors Class A Shares
                        and Flag Investors Class B Shares

                  RESOLVED, that the Plan of Distribution for the Flag Investors Class A Shares of Flag Investors Real Estate Securities Fund, Inc. be, and hereby is, amended to reflect the change in distributor approved at this meeting, such amendment to be effective upon the consummation of the Merger, or such other time as the proper officers of the Fund shall determine;

            FURTHER RESOLVED, that the amended Plan is determined to be reasonably likely to benefit such class and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for other similar plans;

            FURTHER RESOLVED, that the continuation of said Plan, as amended, be, and the same hereby is, approved;



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             FURTHER RESOLVED, that the Plan of Distribution for the
Flag Investors Class B Shares of said Fund be, and hereby is, amended to reflect the change in distributor approved at this meeting, such amendment to be effective upon the consummation of the Merger, or such other time as the proper officers of the Fund shall determine;

            FURTHER RESOLVED, that the amended Plan is determined to be reasonably likely to benefit such class and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for other similar plans; and

            FURTHER RESOLVED, that the continuation of said Plan, as amended, be, and the same hereby is, approved.

                                                   Date Approved: March 27, 1998

             Approval of Restated Distribution Agreements and Forms
            of Sub-Distribution and Shareholder Servicing Agreements

                  RESOLVED, that the proposed Restated Distribution Agreement between Flag Investors Real Estate Securities Fund, Inc. and ICC Distributors, Inc. for each class of the Fund's shares, be, and the same hereby is, approved in substantially the form presented to this meeting and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to enter into and execute such Distribution Agreement with such modifications as said officers shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body.


                  RESOLVED, that the proposed form of Sub-Distribution Agreement for the Flag Investors Family of Funds be, and hereby is, approved in substantially the form presented to this meeting; and

                  FURTHER RESOLVED, that the proposed form of Shareholder Servicing Agreement for the Flag Investors Family of Funds be, and the same hereby is, approved in substantially the form submitted to this meeting.

                  FURTHER RESOLVED, that the proper officers of Flag Investors Real Estate Securities Fund, Inc. be, and they hereby are, authorized and directed in the name and on behalf of their respective Funds, to take all necessary or appropriate actions to effect the purposes of the foregoing resolutions.

                                               Date Approved: September 28, 1998

                     Establishment of Flag Investors Class C
                  Shares, Authorization to Increase Authorized
           Amounts, Designate New Shares, File Articles Supplementary
                   to the Fund's Articles of Incorporation and
                   Take Other Necessary or Appropriate Action

                  RESOLVED, that the total number of shares of common stock, par value $.001 per share, that Flag Investors Real Estate Securities Fund, Inc. is authorized to issue be, and hereby is, increased from fifteen million (15,000,000) shares, having the aggregate par value of fifteen thousand dollars, to thirty million (30,000,000) shares, having the aggregate par value of thirty thousand dollars ($30,000), and that from such amount, fifteen million (15,000,000) authorized and unissued shares be, and they hereby are, designated and classified as the "Flag Investors Real Estate Securities Fund Class C Shares" (the "Flag Investors Class C Shares");

                  FURTHER RESOLVED, that the proper officers of Flag Investors Real Estate Securities Fund, Inc. be, and each of them hereby is, authorized and directed to execute and file Articles Supplementary to the Fund's Articles of Incorporation to effectuate the increase in authorized shares and to designate and classify the Flag Investors Class C Shares;

                  FURTHER RESOLVED, that the proper officers of Flag Investors Real Estate Securities Fund, Inc. be, and they hereby are, authorized and directed in the name and on behalf of the Fund to file with the Securities and Exchange Commission a supplement to the Fund's prospectus and to take all other actions and make all other filings that the officer so acting may deem necessary or appropriate in connection with the establishment of the Flag Investors Class C Shares, the taking of any such action to establish conclusively such officer's authority therefor and the approval and ratification thereof by the Fund; and

                  FURTHER RESOLVED, that any and all actions heretofore or hereafter taken by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of Flag Investors Real Estate Securities Fund, Inc.



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Exhibits to Registrant's 18f-3 Plan

1. Articles of Incorporation filed as Exhibit (1)(a) to Post-Effective Amendment No. 4 to Registrant's Registration Statement on Form N-1A (Registration No. 33-78648), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-96-000269) on April 26, 1996 are herein incorporated by reference.

2. Articles Supplementary filed as Exhibit (1)(b) to Post-Effective Amendment No. 4 to Registrant's Registration Statement on Form N-1A (Registration No. 33-78648), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-96-000269) on April 26, 1996 are herein incorporated by reference.

3. Articles Supplementary establishing the Institutional Shares filed as Exhibit (1)(c) to Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form N-1A (Registration No. 33-78648), filed with the Securities and Exchange Commission via EDGAR (Accession No. 000095-116-97-000798) on April 29, 1997, are herein incorporated by reference.

4. Articles Supplementary filed as Exhibit (a)(4) to this Post-Effective Amendment No. 8 to Registrant's Registration Statement on Form N-1A (Registration No. 33-78648), filed herewith and are herein incorporated by reference.

5. By-Laws as amended through December 18, 1996 filed as Exhibit (2) to Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form N-1A (Registration No. 33-78648), filed with the Securities and Exchange Commission via EDGAR (Accession No. 000095-116-97-000798) on April 29, 1997, are herein incorporated by reference.

6. Distribution Agreement between Registrant and ICC Distributors, Inc. filed as Exhibit (6)(a) to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form N-1A (Registration No. 33-78648), filed with the Securities and Exchange Commission via EDGAR (950116-98-000947) on April 28, 1998 and is herein incorporated by reference.

7. Distribution Plan with respect to Class A Shares filed as Exhibit (15)(c) to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form N-1A (Registration No. 33-78648), filed with the Securities and Exchange Commission via EDGAR (950116-98-000947) on April 28, 1998 and is herein incorporated by reference.

8. Distribution Plan with respect to Class B Shares filed as Exhibit (15)(d) to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form N-1A (Registration No. 33-78648), filed with the Securities and Exchange Commission via EDGAR (950116-98-000947) on April 28, 1998 and is herein incorporated by reference.



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9.  Form of Sub-Distribution Agreement between ICC Distributors, Inc. and
Participating Dealers filed as Exhibit (6)(b) to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form N-1A (Registration No. 33-78648), filed with the Securities and Exchange Commission via EDGAR (950116-98-000947) on April 28, 1998 and is herein incorporated by reference.

10. Prospectus relating to its Class A and Class B Shares, as amended from time to time, filed as part of this Registration Statement on Form N-1A (Registration No. 33-78648) is herein incorporated by reference.

11. Prospectus relating to its Institutional Class, as amended from time to time, filed as part of this Registration on Form N-1A (Registration
No. 33-78648) is herein incorporated by reference.